EXHIBIT 32
CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (SUBSECTIONS (A) AND (B) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE)
In connection with the Annual Report on Form 10-K (the “Report”) of Axogen, Inc. (the “Company”), Karen Zaderej, Chief Executive Officer and President of the Company and Nir Naor, Chief Financial Officer of the Company, each certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of her/his knowledge that:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 5, 2024
/s/ Karen Zaderej
Karen Zaderej Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)

/s/ Nir Naor
Nir Naor Chief Financial Officer (Principal Financial and Accounting Officer)